[PRICE KONG & COMPANY, PA LETTERHEAD]



                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
AUTOTRADECENTER.COM INC.

We hereby consent to the use in this registration statement dated April 24, 2001 on Form S-1 of AUTOTRADECENTER.COM INC. of our report dated August 6, 1998, relating to the financial statements of AUTO NETWORK USA, INC.


Sincerely,

/s/ Price, Kong & Company, P.A.

Price, Kong & Company, P.A.



Phoenix, Arizona
April 23, 2001